EXHIBIT 10.5


                               FORM OF AMENDED AND RESTATED
                                   EMPLOYMENT AGREEMENT


                      This Employment Agreement ("Agreement") is entered into

            by and between ____________________________, an individual

            ("Executive"), and Cornerstone Propane GP, Inc., a California

            corporation ("Cornerstone").

                                        RECITALS:

                 A.   The business purpose of Cornerstone is to serve as the

            managing general partner of Cornerstone Propane Partners, L.P., a

            Delaware limited partnership, and Cornerstone Propane, L.P., a

            Delaware limited partnership (collectively the "Partnerships").

                 B.   Executive will provide management services to

            Cornerstone and the Partnerships.

            AGREEMENT:

            1.        Employment by Cornerstone and Duration.

                 a.   Full Time and Best Efforts.  Subject to the terms set

            forth herein, Cornerstone agrees to employ Executive to provide management services for Cornerstone and the Partnerships as

            _______________, and Executive hereby accepts such employment.

            During the duration of his employment with Cornerstone, Executive will devote his best efforts and substantially all of his

            business time and attention to the performance of his duties hereunder, except for vacation periods as set forth herein and reasonable absences due to injury or illness as permitted by

            Cornerstone's general policies.


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                 b.   Duties.  Executive shall serve as

            _________________________ for Cornerstone and the Partnerships

            and shall perform such duties as are customarily associated with his current title, consistent with the Bylaws of Cornerstone and as required by Cornerstone's Board of Directors (the "Board").

                 c.   Duration. This Agreement shall be effective on December

            16, 1996, and end on the third anniversary of such date, subject to the provisions for termination set forth herein.

                 d.   Locations of Performance.  Executive shall be domiciled

            in the vicinity of Watsonville, California.  The parties

            acknowledge, however, that the Executive will be required to undertake reasonable travel to the Partnerships' market areas in connection with the performance of his duties hereunder.

            2.        Compensation and Benefits.

                 a.   Salary.  Executive shall receive for services to be

            rendered hereunder an annual base salary of $        ,payable on

            a twice-monthly basis, subject to increase at the sole discretion of the Board.

                 b.   Bonus.  Executive shall receive such discretionary

            bonuses, if any, as the Board, in its sole discretion and from time to time, may deem appropriate.

                 c.   Acquisition Management Fees.  Commencing January 1,

            1997, the Executive will be paid an Acquisition Management Fee of

            $      per month for     months.






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                 d.   Annual Operating Performance Incentive Plan.  Executive

            shall be eligible to participate in Cornerstone's Annual

            Operating Performance Incentive Plan.

                 e. New Acquisitions Incentive Plan.  Executive shall be

            eligible to participate in Cornerstone's New Acquisitions

            Incentive Plan.

                 f.   Participation in Benefit Plans.  During the duration of

            employment hereunder, Executive shall be entitled to participate in the plans and programs established by Cornerstone to the extent that he is eligible under the general provisions thereof.

            Cornerstone  may, in its sole discretion and from time to time,

            establish additional senior management benefit programs as it deems appropriate.

                 g.   Life Insurance.  Cornerstone shall maintain term life

            insurance in the amount of $____________ on the life of Executive payable to such beneficiary or beneficiaries as Executive may designate from time to time.

                 h.   Vacation.  Executive shall be entitled to an annual

            vacation per year, in no event to exceed four (4) weeks per year.

            The days selected for Executive's vacation must be mutually agreeable to Cornerstone and Executive.

                 i.   Withholding.  All payments and benefits under this

            Section 2 for which withholding is required under applicable law will be made subject to the required withholding.






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            3.   Reasonable Business Expenses and Support.

                 Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder.  Executive shall be furnished reasonable office space at 432 Westridge Drive, Watsonville, California or

            successor location in Watsonville, California, or other location as mutually agreed by Executive and Cornerstone ("Primary

            Office"), as well as support assistance and facilities.

            4.   Termination of Employment.

                 The date on which Executive's employment by Cornerstone

            ceases, under any of the following circumstances, shall be defined herein as the "Termination Date".

                 a.   Termination Without Cause.

                      i.   Termination Payment.  Upon notice to Executive,

            the Board may terminate Executive's employment with Cornerstone at will at any time for any reason and without "cause", as defined below.  In the event Executive's employment is terminated by Cornerstone without cause, Executive shall receive payment for all accrued salary and vacation time through the termination date, and Cornerstone shall pay Executive as severance an amount that is equal to the compensation of Executive under this

            Agreement for the remaining balance of the duration of employment under this Agreement.

                      ii.  Fundamental Changes.  In the event that

            Cornerstone  makes a fundamental change as defined herein below,

            Executive may at any time thereafter terminate his employment;


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            provided, however that Executive shall provide Cornerstone  ten

            (10) days notice prior to any such termination, and Cornerstone shall have a reasonable period of time not to exceed thirty (30)

            days to cure such fundamental change.  "Fundamental change" shall be defined as any of the following:

                                (a)  Diminution in the Executive's duties,

            authority, responsibility and/or compensation without performance or market justification;

                                (b)  Cornerstone moves Executive's primary

            office more than fifty (50) miles from Watsonville, California;

                                (c)  NGC or an affiliate sells the

            Partnerships or the Partnerships' assets or a portion of any of the foregoing after the effective date of this Agreement such that the total EBITDA of the Partnerships falls below 70% of the

            EBITDA of the Partnerships on the effective date of this

            Agreement.

                                (d) any one or more of the following:

                                     (i)  any person (as such term is used in

                 Sections 13(d) and 14(d) of the Securities Exchange Act of

                 1934, as amended), other than as a trustee or other

                 fiduciary holding securities under an employee benefit plan of Northwestern Public Service Company (the "Parent"), is or

                 becomes the "beneficial owner" (as defined in Rule 13d-3

                 under said Act), directly or indirectly, of securities of

                 the Parent representing 10% or more of the total voting




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                 power represented by the Parent's then outstanding voting

                 securities, or

                                     (ii) during any period of two

                 consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent and any new directors whose election by the Board of Directors or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the

                 directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the

                 Parent, or

                                     (iii) the stockholders of the Parent

                 approve a merger or consolidation of the Parent with any

                 other corporation, other than a merger or consolidation

                 which would result in the voting securities of the Parent

                 outstanding immediately prior to such a merger or

                 consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 90% of the total voting power represented by the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation, or

                                     (iv) the stockholders of the Parent

                 approve a plan of complete liquidation of the Parent, an


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                 agreement for the sale or disposition of the Parent (in one transaction or a series of transactions) of all or

                 substantially all of the Parent's assets, or a plan of

                 reorganization pursuant to which (in one transaction or a

                 series of transactions) all or substantially all of the

                 Parent's assets shall be transferred to a person (as that

                 term is used in Sections 13(d) and 14(d) of the Securities

                 Exchange Act of 1934, as amended) not wholly owned by the

                 Parent, or

                                     (v) the Parent shall no longer be the

                 beneficial owner (as defined in Rule 13d-3 under the

                 Securities Exchange Act of 1934, as amended) of at least 80%

                 of the outstanding shares of each class of equity securities of Cornerstone, provided that a public offering of

                 securities after which the Parent, directly or through one or more subsidiaries, is the controlling entity shall not

                 trigger this Section 4(a)(ii)(d)(v), or

                                     (vi) the Parent shall, by issuing a

                 proxy, power or attorney, or similar authorization or

                 entering into a contract or other arrangement of any kind,

                 shall no longer effectively control Cornerstone.

                                   *        *        *

                           A termination by Executive in the event of a

            fundamental change shall be treated as a Cornerstone termination without cause, and Executive shall be entitled to the same severance payments as provided in paragraph 4(a)(i), provided


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            Executive terminates his employment within 120 days after he receives notice of such fundamental change.

                 b.   Termination for Cause.

                      i.   Termination Payment of Accrued Salary and

            Vacation.  The Board may terminate Executive's employment with

            Cornerstone  at any time for "cause" as defined below,

            immediately upon notice to Executive of the circumstances leading to such termination for cause.  In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the

            Termination Date, which in this event shall be the date upon which notice of termination is given.  Executive shall also receive any compensation as provided in paragraphs 2(c), (d), (e)

            and (f).  Cornerstone  shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

                      ii.  Definition of Cause.  "Cause" means the occurrence

            or existence of any of the following with respect to Executive,

            as determined by a majority of the Directors of the Board: (a)

            any act of dishonesty, misappropriation, embezzlement,

            intentional fraud or similar conduct involving Cornerstone  or the Partnerships; (b) the conviction or the plea of nolo

            contendere or the equivalent in respect to a felony involving moral turpitude; (c) any intentional damage of a material nature to any property of Cornerstone  or the Partnerships; or (d)

            conduct by Executive which demonstrates gross unfitness to serve in his capacity as employee of Cornerstone.


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                 c.   Termination Upon Disability.  Cornerstone  may

            terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation,

            for nine (9) months within any twelve (12) month period.

            Commencing on the Termination Date, which in this event shall be the date upon which notice of termination is given, Cornerstone shall pay Executive an amount equivalent to 100% of Executive's then annual base salary, subject to standard withholdings for tax and social security purposes, payable over twelve (12) months in monthly pro rata payments commencing as of the Termination Date.

            Executive shall also receive any compensation as provided in paragraphs 2(c), (d), (e) and (f).

                 d.   Benefits Upon Termination.  All benefits provided under

            paragraph 2(g) hereof shall be extended, to the extent permitted by Cornerstone's insurance policies and benefit plans, for one

            (1) year after Executive's Termination Date, except (a) as required by law (e.g., COBRA health insurance continuation election), or (b) in the event of a termination described in paragraph 4(b) if Cornerstone does not decide to require the noncompetition agreement as described in section 6.

                 e.   Termination Upon Death.  If Executive dies prior to the

            expiration of the duration of employment under this Agreement,

            Cornerstone  shall continue coverage of Executive's dependents

            (if any) under all benefit plans or programs of the type listed




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            above in paragraph 2(g) herein for a period of twelve (12)

            months.

            5.   Proprietary Information Obligations.  During the duration of employment under this Agreement, Executive will have access to and become acquainted with Cornerstone's and the Partnerships'

            confidential and proprietary information, including but not limited to information or plans regarding customer relationships,

            personnel, sales, marketing, and financial operations and

            methods, trade secrets, formulas, devices, secret inventions,

            processes, and other compilations of information, records, and specifications (collectively, except to the extent it was already known from other sources, or is or becomes general knowledge, in each case without known violation of any confidentiality

            obligation, "Proprietary Information").  Executive shall not disclose any of the Proprietary Information directly or

            indirectly, or use it in any way, either during the duration of this Agreement or at any time thereafter, except as required in the course of his employment with Cornerstone  or as authorized in writing by Cornerstone.  All files, records, documents,

            computer-recorded information, drawings specifications, equipment and similar items relating to the business of Cornerstone  and/or the Partnerships, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of Cornerstone and/or of the Partnerships, respectively, and shall not be removed under any circumstances whatsoever without the prior written consent of Cornerstone, except when (and only


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            for the period) necessary to carry out Executive's duties

            hereunder, and if removed shall be immediately returned to

            Cornerstone  upon any termination of his employment and no copies thereof shall be kept by Executive; provided, however, that

            Executive shall be entitled to retain documents that were

            personally owned or acquired.

            6.   Covenant Not to Compete.

                 Cornerstone and the Partnerships are presently engaged in

            the retail business of selling and distributing propane to end-

            user customers in bobtail delivery vehicles with capacities below

            5,000 gallons (the "Business").  The term "Business" does not include the sale, distribution, or transport of natural gas liquids, including without limitation propane(collectively

            "NGL's") in transport loads of 5,000 gallons or more, whether for end use or resale, or the rendition of any services to persons or entities engaged in the business of selling or distributing

            NGL's, or the trading, selling, hedging, processing or otherwise dealing with NGL's or other petroleum products (or contracts for any of the foregoing) for any purpose.

                 The Executive agrees that for a twelve (12) month period

            from the end of his employment with Cornerstone, he will not carry on the "Business" with fifty (50) miles of any of the foregoing existing locations of Cornerstone or the Partnerships.

            For purposes of this Agreement, Executive will be deemed to be

            "carrying on" the Business if he does so directly or if he is the owner or an officer or an employee of, a consultant to or a


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            stockholder or holder of another equity interest in, any person or entity engaged in the business, provided however, that

            Executive may own, directly or indirectly, solely as an

            investment, securities of any person traded on a national

            exchange or listed on the NASDAQ National Market so long as he does not, directly or indirectly, own 5% or more of the fully diluted interest in such person.

            7.   Noninterference.  While employed by Cornerstone, and during the time any noncompetition covenant as described under Section 6 is in effect, Executive agrees not to interfere with the business of Cornerstone  by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee of

            Cornerstone  to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

            8.   Arbitration of Disputes.

                 a.   Scope.  Any disputes of any kind regarding this

            Agreement, including, but not limited to, its termination or any events occurring during the employment relationship, shall be subject to final and binding arbitration, to the extent permitted by law, pursuant to the Employment Dispute Resolution Rules and

            Regulations of the American Arbitration Association.  Such

            disputes shall include, but are not limited to, claims for breach of contract (express or implied), tort claims, claims for

            discrimination, and claims for violation of any federal or state law or regulation.


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                 b.   Request.  Any request for arbitration must be made in

            writing within 365 calendar days of the occurrence giving rise to the dispute.

                 c.   Applicable Law.  The arbitrator shall apply the

            substantive law (and the law of remedies, if applicable) of

            Delaware, or federal law, or both, as applicable to the claim or claims asserted.

                 d.   Final and Binding.  The arbitration shall be final and

            binding upon all of the parties and shall be enforceable to the extent permitted by law.

            9.   Miscellaneous.

                 a.   Notices.  Any notices provided hereunder must be in

            writing and shall be deemed effective upon the earlier of

            personal delivery (including personal delivery by fax) or the third day after mailing by first-class mail to the recipient at the address indicated below:

                 To Cornerstone:

                      Cornerstone Propane GP, Inc.
                      432 Westridge Drive
                      Watsonville, California 95076
                      Attention: Ronald J. Goedde

                 To Executive:

                      ____________________
                      ____________________
                      ____________________
                      Voice:  ____________
                      Fax:  ______________

            or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

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                 b.   Severability.  Whenever possible, each provision of

            this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction,

            such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

                 c.   Entire Agreement.  This document constitutes the final,

            complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

                 d.   Counterparts.  This Agreement may be executed on

            separate counterparts, any one of which need not contain

            signatures of more than one party, but all of which taken

            together will constitute one and the same agreement.

                 e.   Successors and Assigns.  This Agreement is intended to

            bind and inure to the benefit of and be enforceable by Executive and Cornerstone, and their respective successors and assigns,

            except that Executive may not assign any of his duties hereunder and he may not assign any of his rights under without the written consent of Cornerstone, which shall not be withheld unreasonably.


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                 f.   Attorneys' Fees.  If any legal proceeding is necessary

            to enforce or interpret the terms of this Agreement, or to recover damages for breach hereof, the prevailing party shall be entitled to reasonable attorneys' fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

                 g.   Amendments.  No amendments or other modifications to

            this Agreement may be made except by a writing signed by both parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.  No amendment or waiver of this Agreement requires the consent of any individual,

            partnership, corporation or other entity not a party to this

            Agreement.

                 h.   Choice of Law.  All questions concerning the

            construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.



                                          __________________________________
                                          Executive



                                          Cornerstone Propane GP, Inc.


                                          By:______________________________
                                               Ronald J. Goedde
                                               Executive Vice President
                                               and Chief Financial Officer



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